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                                                                    EXHIBIT 10.1

                        NOTICE OF EXERCISE OF OPTION FOR
                          EXTENSION OF TERMINATION DATE



April 18, 1997



Foothill Capital Corporation, as Agent for the Lenders under that certain Fourth
         Amended and Restated Loan Agreement dated as of March 25, 1994, (as amended, the "Loan Agreement") between The Presley Companies, a California corporation, as the Borrower, Foothill Capital Corporation, Mellon Bank, N.A. as Trustee of First Plaza Group Trust, a New York trust, Pearl Street L.P. (c/o Goldman, Sachs & Co.), Internationale Nederlanden (U.S.) Capital Corporation, and Continental Stock & Trust Company, as Trustee for the Whippoorwill/Presley Obligations Trust-1994, as the Lenders, and Foothill Capital Corporation as the Agent and the Lead Bank
11111 Santa Monica Blvd., Ste. 1500
Los Angeles, CA 90025

Ladies and Gentlemen:

The undersigned in their capacities as Responsible Officials of, and on behalf of, The Presley Companies ("Borrower") hereby exercise the option (the "Extension Option") to extend the Termination Date of the Loan Agreement for one period of 12 months from May 20, 1997 to May 20, 1998 (such period being the Extension Period).

In connection with the exercise of the Extension Option, the undersigned in their capacities as Responsible Officials of, and on behalf of the Borrower hereby certify:

     (i) The Agent will have received from the Borrower, at least 30 days but not more than 90 days prior to the first day of the Extension Period and in form and substance satisfactory to the Agent, a written request to extend the Termination Date for such Extension Period (copies of which shall be promptly delivered by the Agent to each Lender).

     (ii) All representations and warranties made by the Borrower in any of the Loan Documents, other than the representations and warranties contained in Sections 6.1(c), 6.1(e), 6.4 and 6.5, the last sentence of Section 6.6, and Sections 6.9, 6.12(a) and 6.20, shall be correct in all material respects on and as of the first day of the Extension Period as though made on and as of that day.



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     (iii) No default shall have occurred and be continuing as of the first day of the Extension Period.

     (iv) The Agent will have received (for the ratable account of the Revolving Lenders in accordance with their respective percentages of the Revolving Commitments outstanding as of the first day of the Extension Period), on or before the first day of the Extension Period, an extension fee in an amount equal to 1% of the Revolving Commitments outstanding as of the first day of the Extension Period.

     (v) There shall be no actions, suits or proceedings pending against or affecting the Borrower, any of its Subsidiaries or Presley Delaware or any Property of the Borrower, any of its Subsidiaries or Presley Delaware in any court of Law or before any Governmental Agency which might reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of the Borrower.


THE PRESLEY COMPANIES


/s/ DAVID M. SIEGEL                              /s/ W. DOUGLASS HARRIS
-------------------------                        -----------------------
David M. Siegel                                  W. Douglass Harris
Senior Vice President and                        Vice President and
Chief Financial Officer                          Corporate Controller